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                                                                   Exhibit 10(p)
                                                                   -------------
                       GREEN TREE FINANCIAL CORPORATION
                    1996 RESTATED SUPPLEMENTAL PENSION PLAN


     WHEREAS, This corporation has heretofore adopted a tax-qualified defined benefit pension plan called the "GREEN TREE ACCEPTANCE, INC. PENSION PLAN" (the "Pension Plan") for the purpose of providing retirement benefits to its employees and employees of certain affiliated corporations; and

     WHEREAS, The Pension Plan is subject to the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") and is intended to qualify under section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code");
and

     WHEREAS, By operation of section 401(a) of the Code, benefits under the Pension Plan are restricted so that they do not exceed maximum benefits allowed under section 415 of the Code; and

     WHEREAS, ERISA authorizes the establishment of an unfunded, nonqualified plan of deferred compensation maintained by an employer solely for the purpose of providing benefits for certain employees in excess of the limitations on benefits imposed by section 415 of the Code; and

     WHEREAS, This corporation therefore adopted the GREEN TREE ACCEPTANCE, INC. SUPPLEMENTAL PENSION PLAN (the "Supplemental Plan") to pay such excess benefits; and

     WHEREAS, For benefits accruing under the Pension Plan during plan years beginning after December 31, 1988, the maximum amount of annual compensation which may be taken into account for any employee may not exceed a fixed dollar amount (initially $200,000) which is established under section 401(a)(17) of the Code; and

     WHEREAS, By reason of any compensation which was voluntarily deferred pursuant to a prior irrevocable agreement under a nonqualified deferred compensation plan maintained by the corporation, the benefits under the Pension Plan may be less than if such compensation had not been deferred; and

     WHEREAS, ERISA authorizes the establishment of an unfunded, nonqualified plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees; and

     WHEREAS, The Supplemental Plan was amended to provide benefits on compensation above the compensation limitation imposed by section 401(a)(17) of the Code and on compensation which is voluntarily deferred pursuant to a prior irrevocable agreement under a nonqualified deferred compensation plan maintained by the corporation;

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     WHEREAS, The State Taxation of Pension Income Act of 1995 (the "Act")
prohibits states from taxing certain retirement income of an individual who is not a resident or domiciliary of the state even if the retirement income was earned while the individual worked in such state; and

     WHEREAS, The Act provides that such a state may not impose a tax on a payment made from a plan maintained solely for the purpose of providing retirement benefits for employees in excess of the limitations imposed under certain sections of the Code, including sections 415 and 401(a)(17).

     WHEREAS, The Act does not protect payments made from a nonqualified deferred compensation plan relating to compensation which is voluntarily deferred;

     WHEREAS, The corporation has not established a nonqualified deferred compensation plan under which a participant can voluntarily defer compensation pursuant to a prior irrevocable agreement;

     WHEREAS, This corporation desires to make clear that, for purposes of state taxation, all payments under the Supplemental Plan are solely for the purpose of providing retirement benefits for employees in excess of the limitations imposed under sections 415 and 401(a)(17) of the Code by removing all references to a nonqualified deferred compensation plan; and

     WHEREAS, This corporation changed its name from Green Tree Acceptance, Inc. to Green Tree Financial Corporation, effective May 27, 1992;

     NOW, THEREFORE, This corporation does hereby amend and restate the Supplemental Plan to read in full as follows:

     1. Plan Name. This plan shall be referred to as the GREEN TREE FINANCIAL CORPORATION 1996 RESTATED SUPPLEMENTAL PENSION PLAN (formerly known as the GREEN TREE ACCEPTANCE, INC. 1987 RESTATED SUPPLEMENTAL PENSION PLAN) (hereinafter the "Plan").

     2. Participants. The individuals eligible to participate in and receive benefits under the Plan are those management or highly compensated employees of Green Tree Financial Corporation and its affiliates who are (i) participants in the GREEN TREE FINANCIAL CORPORATION PENSION PLAN and (ii) actively employed by Green Tree Financial Corporation and (iii) highly compensated employees as defined in section 414(q) of the Internal Revenue Code at the time of their retirement from Green Tree Financial Corporation and its affiliates and (iv) affirmatively selected for participation in this Plan by the Board of Directors of Green Tree Financial Corporation.

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     3.   Benefit for Participants. This Plan shall pay to participating employees the excess, if any, of

           (i) the amount that would have been payable under the Pension Plan if such benefit had been determined without regard to the benefit limitations under section 415 of the Code and without regard to compensation limitation of section 401(a)(17) of the Code, over

          (ii) the amount actually paid from the Pension Plan after taking into account the benefit limitations under section 415 of the Code and the compensation limitation of section 401(a)(17) of the Code.

Except as provided in paragraph 5 below, this benefit (minus any withholding and payroll taxes which must be deducted therefrom) shall be paid to the participating employee directly from the general assets of Green Tree Financial Corporation. Unless the Participant elects otherwise in a writing filed with the Pension Committee within thirty (30) days following the later of (a) the date of adoption of this restated Plan document, or (b) the date the Participant is informed that he has been selected for participation in this Plan under Section 2(iv) hereof, such benefit shall be paid in a single lump sum determined by the actuary of the Pension Plan under the actuarial factors then in effect for the Pension Plan. If the Participant so elects not to receive a lump sum, then the benefit hereunder will be paid in the same manner, at the same time, for the same duration and in the same form as if such benefit had been paid directly under the Pension Plan; provided, however, that, if the Participant elects a lump sum from the Pension Plan, then the benefit hereunder shall be paid as if the Participant had made no election under the Pension Plan (that is, as if the Participant received the presumptive form of benefit under the Pension Plan). All elections and optional forms of settlement in effect and all other rules governing the payment of benefits under the Pension Plan shall, to the extent practicable, be given effect under this Plan so that the participating employee will receive from a combination of the Pension Plan and this Plan the same benefit (minus any withholding and payroll taxes which must be deducted therefrom) which would have been received under the Pension Plan if the limitation on benefits under section 415 of the Code and the compensation limitation of section 401(a)(17) of the Code had not been in effect.

     4. Benefit to Beneficiaries. Unless the Participant has received a lump sum under Section 3 hereof, there shall be paid under this Plan and to the surviving spouse or other joint or contingent annuitant or beneficiary the excess, if any, of

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           (i)  the amount which would have been payable under the Pension Plan if such benefit had been determined without regard to the benefit limitations of section 415 of the Code and without regard to compensation limitation of section 401(a)(17) of the Code, over

          (ii) the amount actually paid from the Pension Plan after taking into account the benefit limitations under section 415 of the Code and the compensation limitation of section 401(a)(17) of the Code.

Except as provided in paragraph 5 below, this benefit (minus any withholding and payroll taxes which must be deducted therefrom) shall be paid to such person directly from the general assets of Green Tree Financial Corporation in the same manner, at the same time, for the same duration and in the same form as if such benefit had been paid directly from the Pension Plan. Any elections and optional forms of settlement in effect and all other rules governing the payment of benefits under the Pension Plan shall, to the extent practicable, be given effect under this Plan so that such person will receive from a combination of the Pension Plan and this Plan the same benefit (minus any withholding and payroll taxes which must be deducted therefrom) which would have been received under the Pension Plan if the limitation on benefits under section 415 of the Code and the compensation limitation of section 401(a)(17) of the Code had not been in effect.

     5. Commutation of Excess Benefits. Notwithstanding anything apparently to the contrary in paragraphs 3 or 4 above, at the election of the Pension Committee of Green Tree Financial Corporation, and for the sole purpose of minimizing employer payroll or other taxes due on benefits payable under this Plan, such Pension Committee may (without the consent of the Participant, joint or contingent annuitant or beneficiary) commute the value of benefits payable with respect to the Participant at the time of the retirement, quit, discharge, death or other termination of employment to an actuarially equivalent benefit payable in fifteen (15) or fewer annual installments (with no life contingencies). Such conversion shall be made by the actuary of the Pension Plan under actuarial factors then in effect for the Pension Plan. Any commuted amount remaining unpaid at the death of the recipient shall be paid to the estate of the recipient. If the Pension Committee elects to commute the benefits payable to or with respect to the Participant, the Pension Committee shall cause the Participant or the person to whom such benefits are payable to be immediately notified in writing of that commutation.

     6. Funding. All benefits payable under this Plan shall be paid exclusively from the general assets of Green Tree Financial Corporation and no fund or trust shall be established apart from

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the general assets of such corporation for this purpose nor shall any assets or property be segregated or set apart from such corporation's general assets for the purposes of funding this Plan.

     7. Amendment and General Matters. The Board of Directors of Green Tree Financial Corporation may amend this Plan prospectively, retroactively, or both, at any time and for any reason deemed sufficient by it; provided, however, that such amendment cannot reduce the then accrued benefit of any person without such person's written consent. Green Tree Financial Corporation shall be the Plan Administrator of this Plan. This Plan shall not alter, enlarge or diminish any person's employment rights or rights or obligations under the Pension Plan.

     8. Claims Procedure. An application for benefits under Sections 3 or 4 shall be considered as a claim for the purposes of this section.

          8.1. Original Claim. Any employee, former employee, joint annuitant or beneficiary of the Participant may, if he so desires, file with the Pension Committee of Green Tree Financial Corporation a written claim for benefits under the Plan. Within ninety (90) days after the filing of such a claim, the Pension Committee shall notify the claimant in writing whether his claim is upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred eighty days from the date the claim was filed) to reach a decision on the claim. If the claim is denied in whole or in part, the Pension Committee shall state in writing:

               (a) the specific reasons for the denial;

               (b) the specific references to the pertinent provisions of this
                   Plan statement on which the denial is based;

               (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

               (d) an explanation of the claims review procedure set forth in this section.

          8.2 Claims Review Procedure. Within sixty (60) days after receipt of notice that his claim has been denied in whole or in part, the claimant may file with the Pension Committee a written request for a review and may, in conjunction therewith, submit written issues and comments.

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     Within sixty (60) days after the filing of such a request for review, the
     Pension Committee shall notify the claimant in writing whether, upon review, the claim was upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred twenty days from the date the request for review was filed) to reach a decision on the request for review.

          8.3. General Rules.

               (a) No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the claims procedure. The Pension Committee may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Pension Committee upon request.

               (b) All decision on claims and on requests for a review of denied claims shall be made by the Pension Committee.

               (c) The Pension Committee may, in its discretion, hold one or more hearings on a claim or a request for a review of a denied claim.

               (d) Claimants may be represented by a lawyer or other representative (at their own expense), but the Pension Committee reserves the right to require the claimant to furnish written authorization. A claimant's representative shall be entitled to receive copies of notices sent to the claimant.

               (e) The decision of the Pension Committee on a claim and on a request for a review of a denied claim shall be served on the claimant in writing. If a decision or notice is not received by a claimant within the time specified, the claim or request for a review of a denied claim shall be deemed to have been denied.

               (f) Prior to filing a claim or a request for a review of a denied claim, the claimant or his representative shall have a reasonable opportunity to review a copy of this Plan statement and all other pertinent documents in

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                    the possession of Green Tree Financial Corporation and the
                    Pension Committee.

     9. Construction. This Plan is adopted with the understanding that it is an unfunded excess benefit plan within the meaning of section 3(36) of ERISA. Each provision hereof shall be interpreted and administered accordingly. This Plan is adopted in the State of Minnesota and shall be construed and enforced according to the laws of that State to the extent such laws are not preempted by federal law.

     IN WITNESS WHEREOF, This Restated Supplemental Pension Plan has been executed by proper officers of Green Tree Financial Corporation pursuant to authority of its Board of Directors granted on May 15, 1996.

                                       GREEN TREE FINANCIAL CORPORATION


                                       By  //s// Robert D. Potts
                                           ------------------------------
                                           Robert D. Potts
                                           Its President and Chief
                                             Operating Officer


                                       And //s// Joel H. Gottesman
                                           -----------------------------
                                           Joel H. Gottesman
                                           Its Senior Vice President,
                                             General Counsel
                                             and Secretary


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